EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-61291 and 333-40546 on Form S-3, Amendment No. 1 to Registration Statement Nos. 333-59999, 333-73025, 333-78027, 333-81229 and 333-84119 on Form S-3,
Registration Statement No. 333-72005 on Form S-4, Amendment No. 1 to Registration Statement No. 333-75995 on Form S-4, Amendment No. 4 to Registration Statement No. 333-69819 on Form S-3, Post-Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-85101 on Form S-4, and Registration Statement No. 333-75741 on Form S-8, of Adelphia Communications Corporation, of our report dated March 29, 2000, December 15, 2000 as to Note 14 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14) appearing in this Annual Report on Form 10-K/A-2 of Adelphia Communications Corporation for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
December 15, 2000